EXHIBIT A

to Shareholder Services Plan of

Mutual Fund and Variable Insurance Trust

Amended August 17, 2021

Fund Name	Share Class
Rational Equity Armor Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Tactical Return Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Dynamic Brands Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Strategic Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/ReSolve Adaptive Asset Allocation Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Select Asset Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Insider Buying VA Fund	All Shares
Rational Special Situations Income Fund	Class A Shares, Class C Shares, Institutional Shares
Rational/Pier 88 Convertible Securities Fund	Class A Shares, Class C Shares, Institutional Shares
Rational Inflation Growth Fund	Class A Shares, Class C Shares, Institutional Shares

Witness the due execution hereof this _17th __ day of __August_________________, 2021.

MUTUAL FUND AND VARIABLE INSURANCE TRUST

By: /s/ Jerry Szilagyi

Name: Jerry Szilagyi

Title: President